As filed with the Securities and Exchange Commission on May 15, 2024
Registration No. 333 –

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
____________________________
NeuroMetrix, Inc.
(Exact name of registrant as specified in its charter)
____________________________

Delaware	04-3308180
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

4B Gill Street
Woburn, Massachusetts 01801
(781) 890-9989
(Address, Including Zip Code, of Principal Executive Offices)

NeuroMetrix, Inc. 2022 Equity Incentive Plan
NeuroMetrix, Inc. Employee Stock Purchase Plan
(Full title of the plans)

Shai N. Gozani, M.D., Ph.D.
President and Chief Executive Officer
NeuroMetrix, Inc.
4B Gill Street
Woburn, Massachusetts 01801
Telephone: (781) 890-9989
(Name, address and telephone number, including area code, of agent for service)

Copies to:
Megan N. Gates, Esq.
Covington & Burling, LLP
One International Place, Suite 1020
Boston, MA 02111
Telephone: (617) 603-8805
____________________________

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE; INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT ON FORM S-8
This Registration Statement is being filed by NeuroMetrix, Inc. (the “registrant”) for the purpose of registering additional securities of the same class as other securities for which one or more registration statements filed on Form S-8 relating to the NeuroMetrix, Inc. 2022 Equity Incentive Plan (the “2022 Plan”) and the NeuroMetrix, Inc. Employee Stock Purchase Plan (the “ESPP,” and, together with the 2022 Plan, the “Plans”) is already effective. Pursuant to General Instruction E to Form S-8, the registrant incorporates by reference into this Registration Statement, to the extent not otherwise amended or superseded by the contents hereof, the contents of (i) the registration statements, as they relate to both Plans, that the registrant filed on (A) July 27, 2023 on Form S-8 (File No. 333-273478) and (B) May 19, 2022 on Form S-8 (File No. 333-265080) with the Securities and Exchange Commission (the “Commission”) in their entirety and including exhibits thereto and (ii) the registration statements in their entirety and including exhibits thereto, as they relate to the ESPP, that registrant filed with the Commission on (A) May 26, 2021 on Form S-8 (File No. 333-256489), (B) January 28, 2020 on Form S-8 (File No. 333-236105), (C) July 19, 2018 on Form S-8 (File No. 333-226245), (D) June 1, 2017 on Form S-8 (File No. 333-218431), (E) May 13, 2016 on Form S-8 (File No. 333-211379), (F) July 23, 2015 on Form S-8 (File No. 333-205827), (G) July 14, 2014 on Form S-8 (File No. 333-197407), (H) February 25, 2013 on Form S-8 (File No. 333-186827), (I) August 3, 2012 on Form S-8 (File No. 333-183071), (J) April 28, 2011 on Form S-8 (File No. 333-173769) and (K) May 28, 2010 on Form S-8 (File No. 333-167180) . This Registration Statement provides for the registration of an additional 82,497 shares of common stock to be issued under the Plans.

Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
The following documents filed by the registrant with the Commission are incorporated herein by reference:
(a)    The registrant’s Annual Report on Form 10-K for the year ended December 31, 2023, filed on March 1, 2024 (File No. 001-33351);
(b)    The registrant’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024, filed on May 15, 2024 (File No. 001-33351);
(c)    The registrant’s Current Reports on Form 8-K and 8-K/A (File No. 001-33351) (other than portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits accompanying such reports that are related to such items), filed with the Commission on February 27, 2024, April 5, 2024, April 19, 2024 and May 1, 2024;
(d)    The portions of the registrant’s Definitive Proxy Statement on Schedule 14A filed on March 27, 2024, as supplemented on April 12, 2024 (File No. 001-33351) that are specifically incorporated by reference into the registrant’s Annual Report on Form 10-K for the year ended December 31, 2023 and deemed “filed” with the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
(e)    The description of the registrant’s securities contained in the registrant’s Registration Statement on Form 8-A (File No. 001-33351), filed by the registrant with the Commission under Section 12(b) of the Exchange Act, on July 19, 2004, including any amendments or reports filed for the purpose of updating such description.
All reports and other documents filed by the registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act (other than Current Reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8. Exhibits.

Exhibit Number	Exhibit Description	Filed with this Report	Incorporated by Reference herein from Form or Schedule	Filing Date	SEC File/ Registration Number
4.1.1	Third Amended and Restated Certificate of Incorporation of NeuroMetrix, Inc. dated July 27, 2004		S-8 (Exhibit 4.1)	8/9/2004	333-118059
4.1.2	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated September 1, 2011		8-K (Exhibit 3.1)	9/1/2011	001-33351
4.1.3	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated February 15, 2013		8-K (Exhibit 3.1)	2/15/2013	001-33351
4.1.4	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated December 1, 2015		8-K (Exhibit 3.1)	12/1/2015	001-33351
4.1.5	Certificate of Amendment of Restated Certificate of Incorporation of NeuroMetrix, Inc. dated May 11, 2017		8-K (Exhibit 3.1)	5/12/2017	001-33351

4.1.6	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated November 18, 2019	8-K (Exhibit 3.1)	11/18/2019	001-33351
4.1.7	Certificate of Amendment to Restated Certificate of Incorporation of NeuroMetrix, Inc. dated November 20, 2023	8-K (Exhibit 3.1)	11/20/2023	001-33351
4.1.8	Certificate of Designations for Series A Junior Cumulative Preferred Stock, par value $0.001 per share, dated March 7, 2007	8-A12(b) (Exhibit 3.1)	3/8/2007	001-33351
4.1.9	Certificate of Designation of Preferences, Rights and Limitations of Series A-1 Convertible Preferred Stock, par value $0.001 per share, dated June 5, 2013	8-K (Exhibit 3.1)	6/6/2013	001-33351
4.1.10	Certificate of Designation of Preferences, Rights and Limitations of Series A-2 Convertible Preferred Stock, par value $0.001 per share, dated June 5, 2013	8-K (Exhibit 3.2)	6/6/2013	001-33351
4.1.11	Certificate of Designation of Preferences, Rights and Limitations of Series A-3 Convertible Preferred Stock, par value $0.001 per share, dated June 24, 2014	8-K (Exhibit 3.1)	6/25/2014	001-33351
4.1.12	Certificate of Designation of Preferences, Rights and Limitations of Series A-4 Convertible Preferred Stock, par value $0.001 per share, dated June 24, 2014	8-K (Exhibit 3.2)	6/25/2014	001-33351
4.1.13	Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, par value $0.001 per share, dated May 26, 2015	8-K (Exhibit 3.1)	5/29/2015	001-33351
4.1.14	Certificate of Designation of Preferences, Rights and Limitations of Series C Convertible Preferred Stock, par value $0.001 per share, dated December 30, 2015	8-K (Exhibit 3.1)	12/30/2015	001-33351
4.1.15	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock, par value $0.001 per share, dated June 3, 2016	8-K (Exhibit 3.1)	6/3/2016	001-33351
4.1.16	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock, par value $0.001 per share, dated December 28, 2016	8-K (Exhibit 3.1)	12/29/2016	001-33351
4.1.17	Certificate of Designation of Preferences, Rights and Limitations of Series F Convertible Preferred Stock, par value $0.001 per share, dated July 10, 2017	8-K (Exhibit 3.1)	7/11/2017	001-33351
4.2	Amended and Restated Bylaws of NeuroMetrix, Inc.	8-K (Exhibit 3.1)	12/10/2021	001-33351
4.3	Specimen Certificate for Shares of Common Stock	S-1/A (Exhibit 4.1)	7/19/2004	333-115440
4.4.1	Shareholder Rights Agreement, dated as of March 7, 2007, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-A12(b) (Exhibit 4.1)	3/8/2007	001-33351
4.4.2	Amendment to Shareholder Rights Agreement, dated September 8, 2009, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.1)	9/14/2009	001-33351
4.4.3	Amendment No. 2 to Shareholder Rights Agreement, dated June 5, 2013, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.2)	6/6/2013	001-33351
4.4.4	Amendment No. 3 to Shareholder Rights Agreement, dated June 25, 2014, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.2)	6/25/2014	001-33351

4.4.5	Amendment No. 4 to Shareholder Rights Agreement, dated May 28, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-Q (Exhibit 4.1)	7/23/2015	001-33351
4.4.6	Amendment No. 5 to Shareholder Rights Agreement, dated December 29, 2015, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.3)	12/30/2015	001-33351
4.4.7	Amendment No. 6 to Shareholder Rights Agreement, dated June 3, 2016, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.2)	6/3/2016	001-33351
4.4.8	Amendment No. 7 to Shareholder Rights Agreement, dated December 28, 2016, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.2)	12/29/2016	001-33351
4.4.9	Amendment No. 8 to Shareholder Rights Agreement, dated February 8, 2017, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-K (Exhibit 4.2.9)	2/8/2017	001-33351
4.4.10	Amendment No. 9 to Shareholder Rights Agreement, dated July 10, 2017, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.2)	7/11/2017	001-33351
4.4.11	Amendment No. 10 to Shareholder Rights Agreement, dated February 5, 2018, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-K (Exhibit 4.2.11)	2/8/2018	001-33351
4.4.12	Amendment No. 11 to Shareholder Rights Agreement, dated January 21, 2019, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-K (Exhibit 4.2.11)	1/24/2019	001-33351
4.4.13	Amendment No. 12 to Shareholder Rights Agreement, dated January 27, 2020, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-K (Exhibit 4.3.13)	1/28/2020	001-33351
4.4.14	Amendment No. 13 to Shareholder Rights Agreement, dated January 25, 2021, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-K (Exhibit 4.3.14)	1/29/2021	001-33351
4.4.15	Amendment No. 14 to Shareholder Rights Agreement, dated July 20, 2021, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	10-Q (Exhibit 4.1)	7/22/2021	001-33351
4.4.16	Amendment No. 15 to Shareholder Rights Agreement, dated March 6, 2023, between NeuroMetrix, Inc. and American Stock Transfer & Trust Company, as Rights Agent	8-K (Exhibit 4.1)	3/10/2023	001-33351
4.4.17	Amendment No. 16 to Shareholder Rights Agreement, dated February 20, 2024, between NeuroMetrix, Inc. and Equiniti Trust Company, LLC, as Rights Agent	8-K/A (Exhibit 4.1)	2/27/2024	001-33351
99.1+	NeuroMetrix, Inc. Employee Stock Purchase Plan, as amended	S-8 (Exhibit 99.1+)	5/19/2022	333-265080
99.2+	NeuroMetrix, Inc. 2022 Equity Incentive Plan	S-8 (Exhibit 99.2+)	5/19/2022	333-265080

99.3+	Form of Stock Option Agreement under 2022 Equity Incentive Plan		S-8 (Exhibit 99.3+)	5/19/2022	333-265080
99.4+	Form of Restricted Stock Unit Agreement under 2022 Equity Incentive Plan		S-8 (Exhibit 99.4+)	5/19/2022	333-265080
5.1	Opinion of Covington & Burling, LLP	X
23.1	Consent of Baker Tilly US, LLP	X
23.2	Consent of Covington & Burling, LLP (included in Exhibit 5.1)	X
24.1	Power of Attorney (included on the signature page hereof)
107	Filing Fee Table	X
+ Denotes management contractor compensatory plan or arrangement.

SIGNATURES
The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Woburn, Massachusetts on May 15, 2024.
NEUROMETRIX, INC.
By     /s/ Shai N. Gozani, M.D., Ph.D.
Shai N. Gozani, M.D., Ph.D.
Chairman, President and Chief Executive Officer
Each person whose signature appears below constitutes and appoints Shai N. Gozani, M.D., Ph.D. and Thomas T. Higgins, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any or all further amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shai N. Gozani, M.D., Ph.D.	President, Chief Executive Officer and Director (Principal Executive Officer)	May 15, 2024
Shai N. Gozani, M.D., Ph.D.

/s/ Thomas Higgins	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	May 15, 2024
Thomas T. Higgins

/s/ Bradley M. Fluegel	Director	May 15, 2024
Bradley M. Fluegel

/s/ David E. Goodman, M.D.	Director	May 15, 2024
David E. Goodman, M.D.

	Director	May 15, 2024
Joshua Horowitz

/s/ Nancy E. Katz	Director	May 15, 2024
Nancy E. Katz

/s/ David Van Avermaete	Director	May 15, 2024
David Van Avermaete